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                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ADAC Laboratories on Form S-8 of our report dated October 25, 1994, except for
Note 10 as to which the date is December 7, 1994, on our audits of the consolidated financial statements and financial statement schedules of ADAC Laboratories as of October 2, 1994 and October 3, 1993, and for each of the three fiscal years in the period ended October 2, 1994, which report is incorporated by reference in Form 10-K for the fiscal year ended October 2, 1994.



/s/ Coopers & Lybrand L.L.P.

San Jose, California
May 26, 1995